UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2024

ADVANCE AUTO PARTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

(540) 362-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2024, Advance Auto Parts, Inc., a Delaware Corporation (the “Company”) and an affiliate of the Carlyle Group (the “Buyer”) entered into a Sale and Purchase Agreement (the “Agreement”) to sell the Company’s Worldpac business (“Worldpac”).

Pursuant to the Agreement and upon the terms and subject to the conditions set forth therein, the Company has agreed to sell to the Buyer, and the Buyer has agreed to acquire from the Company, Worldpac, for a purchase price of $1.5 billion in cash, with customary adjustments for working capital and other items (the “Transaction”). The Transaction is expected to close in the fourth quarter of 2024.

The Company expects net proceeds from the Transaction after taxes and expenses to be approximately $1.2 billion. The Company intends to use net proceeds from the Transaction for general corporate purposes, which may include the provision of additional working capital, funding internal operational improvement initiatives and repayment or refinancing of outstanding indebtedness.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by the Company to operate the Worldpac business in all material respects in the ordinary course of business consistent with past practice during the period between execution of the Agreement and closing of the Transaction (“Closing”) and mutual employee non-solicitation for a period of two years following Closing, subject to the exceptions set forth in the Agreement.

The Transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under U.S. and Canadian antitrust laws; the absence of any governmental order enjoining or otherwise prohibiting the Transaction; the accuracy of certain representations and warranties of each party; the compliance of each party with its covenants in all material respects; and the absence of a material adverse effect with respect to the Worldpac business.

In addition, it is a condition of the Buyer’s obligation to close the Transaction that a new 364-day $400 million supply chain financing program for Worldpac be in place at Closing to replace the existing supply chain financing program of the Company utilized by Worldpac, and Worldpac suppliers representing at least 60% of Worldpac’s current suppliers shall have signed documentation to participate in the new program. The Buyer agreed to use reasonable best efforts to establish the new supply chain financing program, and the Company has agreed to use reasonable best efforts to cooperate with Buyer to support the program. Subject to the receipt of a guaranty from Worldpac, the Company has agreed to provide a letter of credit of up to $200 million for up to 12 months after Closing as credit support, which letter of credit will reduce to zero no later than 24 months after Closing.

The Agreement contains customary termination rights, including if Closing has not occurred on or prior to January 30, 2025 (the “Termination Date”), subject to certain limitations. The Buyer will also be required to pay or cause to be paid to the Company a termination fee of $90 million if the Agreement is validly terminated by the Company in the event of a breach or failure to close by the Buyer.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Agreement is being filed to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Worldpac or the Buyer. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On August 22, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the sale of Worldpac, including statements regarding the benefits of the sale and the anticipated timing of Closing, the expected use of proceeds and expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the Company’s views based on historical results, current information and assumptions related to future developments. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the Company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, deterioration of general macroeconomic conditions, geopolitical conflicts, the highly competitive nature of the industry, demand for the Company’s products and services, the Company’s ability to consummate the sale of Worldpac on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to the Closing, the Company’s use of proceeds and ability to maintain credit ratings, complexities in the Company’s inventory and supply chain and challenges with transforming and growing its business. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein. Please refer to “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Sale and Purchase Agreement, dated August 22, 2024, between Advance Auto Parts, Inc. and Wheels Bidco, Inc.*

99.1	Press Release of Advance Auto Parts, Inc., dated August 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Dated: August 22, 2024	By:	/s/ Ryan Grimsland
Ryan Grimsland
Executive Vice President and Chief Financial Officer